EXHIBIT 10.36
                            CLIFFWOOD OIL & GAS CORP.

                 1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

      The CLIFFWOOD OIL & GAS CORP., 1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan") is intended to promote the interests of CLIFFWOOD OIL & GAS CORP., a Texas corporation (the "Company"), and its stockholders by attempting to award and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not and who never have been employees of the Company or any of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the Class A common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                              II. OPTION AGREEMENTS

      Each Option shall be evidenced by a written agreement in the form attached to the Plan.

                          III. ELIGIBILITY OF OPTIONEE

      Options may be granted only to individuals who are Nonemployee Directors of the Company. Each Nonemployee Director who serves in such capacity on the effective date of the Plan shall receive, as of such effective date and without the exercise of the discretion of any person or persons, an Option exercisable for 5,000 shares of Stock. Each Nonemployee Director who is elected or appointed to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election or appointment and without the exercise of the discretion of any person or persons, an option exercisable for 5,000 shares of stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Nonemployee Director who is in office immediately after such meeting and who is not then entitled to receive an option pursuant to the preceding provisions of this Paragraph III shall receive, without the exercise of the discretion of any person or persons, an Option exercisable for 1,000 shares of the Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the award to each Nonemployee Director of an Option for the number of shares provided herein, the Plan shall terminate as provided in Paragraph VI hereof. All Options granted under the Plan shall be at the Option price set forth in Paragraph V hereof and shall be subject to adjustment as provided in Paragraph VII hereof.

                         IV. SHARES SUBJECT TO THE PLAN

      The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 150,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, for purposes of the Plan, by the number of shares as to which the Option is exercised.

                                 V. OPTION PRICE

      The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last sales price of the Stock (i) reported by the National Market System of NASDAQ on the date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the last sales price of Stock on the most recent date on which Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its fair market value is required to be made hereunder, determination of its fair market value as of such date shall be made by the members of the Board of Directors of the Company other than the Nonemployee Directors, in such manner as they deem appropriate.

                                VI. TERM OF PLAN

      The Plan shall be effective on the date the Plan is approved by the Board of Directors of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options shall be granted as of the date that the remaining number of shares of Stock which may be issued under the Plan pursuant to Paragraph IV is not sufficient to cover the Options required to be granted under Paragraph III, or the earlier termination of the Plan by resolution of the Board of Directors pursuant to Section VIII.

                   VII. RECAPITALIZATION OR REORGANIZATION

      (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

      (b) The shares with respect to which Options may be granted are shares of Stock of the Company as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or that payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised
(i) in the event of an increase in the number of outstanding shares shall be proportionately increased and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced and the purchase price per share shall be proportionately increased.

      (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number and class of shares of Stock then covered by such Option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary of the Company) or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Corporate Change"), then effective as of the date of such Corporate Change, (A) in the event of any such merger or consolidation upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement or merger or consolidation if, immediately prior to such merger or consolidation the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable and (b) in the event of any such sale, lease or exchange of assets or dissolution, all outstanding Options shall be fully vested and each optionee shall surrender his or her Options to the Company and the Company shall cancel such Options and pay to each optionee an amount of cash per share equal to the excess of the per share price offered to stockholders of the Company in any such sale, lease or exchange of assets or dissolution transaction for the shares subject to such Options over the exercise price(s) for such shares under such Options.

      (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

      (e) Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                  VIII. AMENDMENT OR TERMINATION OF THE PLAN

      The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided, further, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, increase or decrease the number of shares subject to each Option, change the schedule of the grants, extend the term of the Options, change the class of individuals eligible to receive Options under the Plan or amend the term of the Plan, without the approval of the stockholders of the Company.

                               IX. SECURITIES LAWS

      (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

      (b) It is intended that, when the Stock becomes publicly traded, the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended 16b-3, promulgated under the 1934 Act. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.